SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                               February 8th, 2007
                            -------------------------
                Date of Report (Date of earliest event reported)


                                SOYO GROUP, INC.
                     ---------------------------------------
             (Exact name of registrant as specified in its charter)


          Nevada                        333-42036                 95-4502724
----------------------------     ------------------------    -------------------
(State or other jurisdiction     (Commission File Number)       (IRS Employer
     of incorporation)                                       Identification No.)


                            1420 South Vintage Avenue
                         Ontario, California 91761-3646
                         ------------------------------
          (Address of principal executive offices, including zip code)


                                 (909) 292-2500
                                 --------------
              (Registrant's telephone number, including area code)


                                      N/A .
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act

[ ]  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act

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Item 1.01 Entering  Into  a  Multi-year  Licensing  Agreement  with  Significant
          Minimum Royalty Payments

     (a) SOYO Group Inc. has signed a license agreement with Honeywell International Properties Inc. and Honeywell International Inc., effective January 1st 2007, under which SOYO will supply and market certain consumer electronics products under the Honeywell Brand. Negotiations were concluded between the parties, and the final agreement was signed by authorized Honeywell Executives in January 2007. The agreement has been counter-signed by SOYO Group Inc.'s CEO on February 8th, 2007 and is now in effect.

     (b) The agreement is for a minimum period of 6.5 (six point five) years and calls for the payment of MINIMUM royalties by SOYO to Honeywell totaling $3,840,000 (Three Million, Eight Hundred and Forty Thousand Dollars U.S.). Sales levels in excess of minimum agreed targets will result in associated increases in the royalty payments due.

     (c) SOYO Group, Inc. will update shareholders regarding product launch dates and other relevant information through its web site www.soyo.com or through future press releases.

                                   SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                                     SOYO GROUP, INC.
                                                     ----------------
                                                       (Registrant)




Date: February 8, 2007                               By: /s/ MING CHOK
     ------------------                                 ---------------
                                                         Ming Chok, CEO